Discovery Labs Announces Listing Transfer to NASDAQ Capital Market

Warrington, PA – June 2, 2010 — Discovery Laboratories, Inc. (Nasdaq: DSCO), announced today that The Nasdaq Stock Market, LLC has approved Discovery Labs’ application to transfer its stock listing from The NASDAQ Global Market® to The NASDAQ Capital Market®. The transfer will be effective at the opening of the market on June 4, 2010. The Company’s common stock will continue to be traded under the symbol “DSCO” and the transfer will have no impact on the ability of investors to trade the stock. The NASDAQ Capital Market is a continuous trading market that operates in the same manner as The NASDAQ Global Market. All companies listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards.

On December 2, 2009, the Company received a delisting notification from The NASDAQ Global Market indicating that the Company’s common stock had failed to close above $1.00 per share for more than 30 consecutive trading days and, as a result, the Company was not in compliance with the Minimum Bid Price Rule. The delisting notification also granted the Company 180 calendar days, or until June 1, 2010, to regain compliance with the Minimum Bid Price Rule, which would occur if the Company’s common stock closed above $1.00 per share for ten consecutive trading days. As the Company’s common stock has not closed above $1.00 per share for ten consecutive trading days within the grace period provided, to avoid a second delisting notification, the Company requested and received approval from Nasdaq to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market. In addition, in connection with the transfer to the NASDAQ Capital Market, Nasdaq granted the Company an additional 180 calendar days, or until November 29, 2010, to regain compliance with the Minimum Bid Price Rule. If compliance is not regained by that date, Nasdaq will notify the Company of its determination to delist the Company's common stock, which decision may be appealed to a Nasdaq Listing Qualifications Panel.

About Discovery Labs
Discovery Laboratories, Inc. is a biotechnology company developing KL4 surfactant therapies for respiratory diseases. Surfactants are produced naturally in the lungs and are essential for breathing. Discovery Labs’ novel proprietary KL4 surfactant technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant and is being developed in liquid, aerosol or lyophilized formulations. In addition, Discovery Labs’ proprietary capillary aerosolization technology produces a dense aerosol, with a defined particle size that is capable of potentially delivering aerosolized KL4 surfactant to the deep lung without the complications currently associated with liquid surfactant administration. Discovery Labs believes that its proprietary technology platform makes it possible, for the first time, to develop a significant pipeline of surfactant products to address a variety of respiratory diseases for which there frequently are few or no approved therapies. For more information, please visit our website at www.Discoverylabs.com.

Forward-Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward- looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Examples of such risks and uncertainties are: risks relating to the rigorous regulatory requirements required for approval of any drug or drug-device combination products that Discovery Labs may develop, including that: (a) Discovery Labs and the U.S. Food and Drug Administration (FDA) or other regulatory authorities will not be able to agree on the matters raised during regulatory reviews, or Discovery Labs may be required to conduct significant additional activities to potentially gain approval of its product candidates, if ever, (b) the FDA or other regulatory authorities may not accept or may withhold or delay consideration of any of Discovery Labs’ applications, or may not approve or may limit approval of Discovery Labs’ products to particular indications or impose unanticipated label limitations, and (c) changes in the national or international political and regulatory environment may make it more difficult to gain FDA or other regulatory approval; risks relating to Discovery Labs’ research and development activities, including (i) time-consuming and expensive pre-clinical studies, clinical trials and other efforts, which may be subject to potentially significant delays or regulatory holds, or fail, and (ii) the need for sophisticated and extensive analytical methodologies, including an acceptable biological activity test, if required, as well as other quality control release and stability tests to satisfy the requirements of the regulatory authorities; risks relating to Discovery Labs’ ability to develop and manufacture drug products and capillary aerosolization systems for clinical studies, and, if approved, for commercialization of drug and combination drug-device products, including risks of technology transfers to contract manufacturers and problems or delays encountered by Discovery Labs, its contract manufacturers or suppliers in manufacturing drug products, drug substances and capillary aerosolization systems on a timely basis or in an amount sufficient to support Discovery Labs’ development efforts and, if approved, commercialization; the risk that Discovery Labs may be unable to identify potential strategic partners or collaborators to develop and commercialize its products, if approved, in a timely manner, if at all; the risk that Discovery Labs will not be able in a changing financial market to raise additional capital or enter into strategic alliances or collaboration agreements, or that the ongoing credit crisis will adversely affect the ability of Discovery Labs to fund its activities, or that additional financings could result in substantial equity dilution; the risk that Discovery Labs will not be able to access credit from its committed equity financing facilities (CEFFs), or that the minimum share price at which Discovery Labs may access the CEFFs from time to time will prevent Discovery Labs from accessing the full dollar amount potentially available under the CEFFs; the risk that Discovery Labs or its strategic partners or collaborators will not be able to retain, or attract, qualified personnel; the risk that Discovery Labs will be unable to regain compliance with The Nasdaq Capital Market listing requirements prior to the expiration of the additional grace period currently in effect, which could cause the price of Discovery Labs’ common stock to decline; the risk that recurring losses, negative cash flows and the inability to raise additional capital could threaten Discovery Labs’ ability to continue as a going concern; the risks that Discovery Labs may be unable to maintain and protect the patents and licenses related to its products, or other companies may develop competing therapies and/or technologies, or health care reform may adversely affect Discovery Labs; risks of legal proceedings, including securities actions and product liability claims; risks relating to health care reform; and other risks and uncertainties described in Discovery Labs’ filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:
John G. Cooper, EVP and Chief Financial Officer
215-488-9300